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                           AMERICAN MUTUAL FUND, INC.
                             333 South Hope Street
                         Los Angeles, California 90071
                                 (213) 486-9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003



JAMES K. DUNTON, Chairman and PEO, and SHERYL F. JOHNSON, Treasurer of American Mutual Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended April 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer

AMERICAN MUTUAL FUND, INC.                  AMERICAN MUTUAL FUND, INC.


/s/ James K. Dunton                         /s/ Sheryl F. Johnson
James K. Dunton, Chairman                   Sheryl F. Johnson, Treasurer


Date:    July 7, 2003                       Date: July 7, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to AMERICAN MUTUAL FUND, INC. and will be retained by AMERICAN MUTUAL FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.